Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement(s) (Nos. 333-192507, 333-165268, 333-112831, 333-105767, 333-76798, 333-65636, 333-58634, 333-55644, 333-131705, 333-201456, 333-83729, 333-215648, 333-221876, 333-229582, 333-233164, 333-235541, 333-54278 and 333-261350) on Form S-8 of our report dated August 31, 2020, with respect to the consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows of Extreme Networks, Inc. for the year ended June 30, 2020.

Our report dated August 31, 2020, on the consolidated financial statements for the year ended June 30, 2020, contains an explanatory paragraph that states that the company has changed its method of accounting for leases as of July 1, 2019, due to the adoption of Accounting Standards Update (ASU) 2016-02, Leases, and several related amendments, as issued by the Financial Accounting Standards Board.

/s/KPMG LLP

Raleigh, North Carolina

August 26, 2022